                                                                      EXHIBIT 4

  THE FINANCIAL DATA SET FORTH ON THE FOLLOWING PAGES WAS NOT PREPARED BY THE COMPANY WITH A VIEW TO PUBLIC DISCLOSURE. THE FINANCIAL DATA IS INCLUDED HEREIN SOLELY BECAUSE SUCH DATA WAS FURNISHED TO DEXTER CORPORATION, THE COMPANY'S MAJORITY STOCKHOLDER, DURING THE PENDENCY OF THE TENDER OFFER.

                       INCOME STATEMENT AND BALANCE SHEET

LIFE TECHNOLOGIES  OCTOBER 1998
-----------------  ----------------------
BUSINESS           MONTH/YEAR

  INCOME STATEMENT AND BALANCE
             SHEET                      AMOUNT ($)
Net Sales                                     30,660,290
---------------------------------------------------------
Cost of Goods Sold                           (14,071,744)
---------------------------------------------------------
Selling Expense                               (7,005,442)
---------------------------------------------------------
Administrative Expense                        (2,431,411)
---------------------------------------------------------
R&D Expense                                   (1,833,994)
---------------------------------------------------------
Other Income                                     228,730
---------------------------------------------------------
Other Expense                                   (681,402)
---------------------------------------------------------
Realized FX Loss/Gain                            234,338
---------------------------------------------------------
Other                                             35,146
---------------------------------------------------------
Income Taxes                                  (1,781,676)
---------------------------------------------------------
Minority Interests                               (43,987)
---------------------------------------------------------
Net Income                                     3,308,848
---------------------------------------------------------
---------------------------------------------------------
Cash and Short-term Securities                27,768,874
---------------------------------------------------------
Accounts Receivable, Net                      74,031,291
---------------------------------------------------------
Inventories - FIFO                            73,471,800
---------------------------------------------------------
LIFO Reserve                                  (1,375,672)
---------------------------------------------------------
Prepaid and Deferred Expenses                 10,888,898
---------------------------------------------------------
Other Assets                                  12,891,102
---------------------------------------------------------
Property, Plant & Equipment, Net             107,263,089
---------------------------------------------------------
Intangibles, Net                              11,143,767
---------------------------------------------------------
Total Assets                                 316,083,149
---------------------------------------------------------
---------------------------------------------------------
Short-term Debt                                1,016,400
---------------------------------------------------------
Accounts Payable, Net                         22,551,837
---------------------------------------------------------
Dividends Payable                                      0
---------------------------------------------------------
Accrued Expenses                              31,548,573
---------------------------------------------------------
Deferred Liabilities                          11,859,424
---------------------------------------------------------
Minority Interests                             3,203,856
---------------------------------------------------------
Intercompany                                           0
---------------------------------------------------------
Total Liabilities                             70,180,090
---------------------------------------------------------
---------------------------------------------------------
Total Equity                                 245,903,059
---------------------------------------------------------
---------------------------------------------------------
Liabilities and Equity                       316,083,149
---------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing income statement and balance sheet data with respect to the Company for the month of October 1998 is unaudited and does not contain all information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles. In addition, this income statement and balance sheet data is subject to change upon audit at year-end. This data is not intended to be a projection of results of operations that the Company may obtain in the future.

                       INCOME STATEMENT AND BALANCE SHEET

LIFE TECHNOLOGIES  NOVEMBER 1998
-----------------  ----------------------
BUSINESS           MONTH/YEAR

  INCOME STATEMENT AND BALANCE
             SHEET                      AMOUNT ($)
Net Sales                                    31,851,955
--------------------------------------------------------
Cost of Goods Sold                          (14,189,981)
--------------------------------------------------------
Selling Expense                              (7,075,818)
--------------------------------------------------------
Administrative Expense *                     (3,442,470)
--------------------------------------------------------
R&D Expense                                  (1,816,188)
--------------------------------------------------------
Other Income                                    134,249
--------------------------------------------------------
Other Expense                                  (691,055)
--------------------------------------------------------
Realized FX Loss/Gain                           139,836
--------------------------------------------------------
Other                                            21,475
--------------------------------------------------------
Income Taxes                                 (1,711,405)
--------------------------------------------------------
Minority Interests                              (19,041)
--------------------------------------------------------
Net Income                                    3,201,557
--------------------------------------------------------
--------------------------------------------------------
Cash and Short-term Securities               38,646,348
--------------------------------------------------------
Accounts Receivable, Net                     73,693,519
--------------------------------------------------------
Inventories--FIFO                            74,711,888
--------------------------------------------------------
LIFO Reserve                                 (1,407,672)
--------------------------------------------------------
Prepaid and Deferred Expenses                12,362,348
--------------------------------------------------------
Other Assets                                 13,096,463
--------------------------------------------------------
Property, Plant & Equipment, Net            106,581,674
--------------------------------------------------------
Intangibles, Net                             10,938,099
--------------------------------------------------------
Total Assets                                328,622,667
--------------------------------------------------------
--------------------------------------------------------
Short-term Debt                               1,724,100
--------------------------------------------------------
Accounts Payable, Net                        24,816,795
--------------------------------------------------------
Dividends Payable                                     0
--------------------------------------------------------
Accrued Expenses                             32,424,194
--------------------------------------------------------
Deferred Liabilities                         12,095,919
--------------------------------------------------------
Minority Interests                            3,273,311
--------------------------------------------------------
Intercompany                                          0
--------------------------------------------------------
Total Liabilities                            74,334,319
--------------------------------------------------------
--------------------------------------------------------
Total Equity                                254,288,348
--------------------------------------------------------
--------------------------------------------------------
Liabilities and Equity                      328,622,667
--------------------------------------------------------

--------------------------------------------------------------------------------

*Includes $750,000 of expenses related to the tender offer.

The foregoing income statement and balance sheet data with respect to the Company for the month of November 1998 is unaudited and does not contain all information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles. In addition, this income statement and balance sheet data is subject to change upon audit at year-end. This data is not intended to be a projection of results of operations that the Company may obtain in the future.

                               QUARTERLY FORECAST

LIFE TECHNOLOGIES
BUSINESS
--------------------------------------------------------------------------------
QUARTERLY
FORECAST   4Q 1998 ($000)

Net Sales              90,751
------------------------------
------------------------------
Business Contribution  13,530
------------------------------
Other                     200
------------------------------
Income Taxes           (4,868)
------------------------------
Minority Interests       (100)
------------------------------
Net Income              8,762

--------------------------------------------------------------------------------

The business contribution forecast for the fourth quarter has been reduced by actual fourth quarter legal expenses recorded through November in the amount of $750,000, relating to the Dexter tender offer. The business contribution forecast for the fourth quarter does not include (i) investment banking fees likely to range from $3.75-4.5 million or (ii) actual legal and other expenses expected to be accrued in December relating to the Dexter tender offer.

THE QUARTERLY FORECAST DATA SET FORTH ABOVE CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. STOCKHOLDERS ARE CAUTIONED THAT THE FOLLOWING FACTORS, AMONG OTHERS, MAY CAUSE THE COMPANY'S ACTUAL FINANCIAL PERFORMANCE TO DIFFER MATERIALLY FROM THAT EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS: CHANGES IN GOVERNMENT FUNDING FOR LIFE SCIENCES RESEARCH; CHANGES IN PRICING OR AVAILABILITY OF FETAL BOVINE SERUM; CHANGES IN CURRENCY EXCHANGE RATES; CHANGES AND DELAYS IN NEW PRODUCT INTRODUCTIONS; CUSTOMER ACCEPTANCE OF NEW PRODUCTS; CHANGES IN GOVERNMENT REGULATIONS; CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS; AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.